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            MATTSON TECHNOLOGY, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                           (unaudited)
                          (in thousands)

                              ASSETS
                                                       Mar. 30,       Dec. 31,
                                                        2003           2002
                                                     ---------       ---------
Current assets:
  Cash and cash equivalents                          $  81,719       $  87,879
  Restricted cash                                          586           1,105
  Accounts receivable, net                              21,960          34,834
  Advance billings                                      21,621          27,195
  Inventories                                           28,624          50,826
  Inventories - delivered systems                        3,692          47,444
  Prepaid expenses and other current assets             21,465          13,676
                                                     ---------       ---------
       Total current assets                            179,667         262,959
Property and equipment, net                             15,591          18,855
Goodwill                                                 8,239          12,675
Intangibles                                              3,611          15,254
Other assets                                               144           2,416
                                                     ---------       ---------
                                                     $ 207,252       $ 312,159
                                                     =========       =========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit                                     $     810       $    --
  Accounts payable                                      12,409          14,346
  Accrued liabilities                                   82,535          77,795
  Deferred revenue                                      24,413         108,698
                                                     ---------       ---------
       Total current liabilities                       120,167         200,839
                                                     ---------       ---------
Long-term liabilities:
  Deferred income taxes                                  1,341           5,215
                                                     ---------       ---------
       Total long-term liabilities                       1,341           5,215
                                                     ---------       ---------
       Total liabilities                               121,508         206,054
                                                     ---------       ---------
Stockholders' equity:
  Common stock                                              45              45
  Additional paid-in capital                           542,502         542,482
  Accumulated other comprehensive income (loss)          2,741           7,131
  Treasury stock                                        (2,987)         (2,987)
  Retained deficit                                    (456,557)       (440,566)
                                                     ---------       ---------
       Total stockholders' equity                       85,744         106,105
                                                     ---------       ---------
                                                     $ 207,252       $ 312,159
                                                     =========       =========

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                    MATTSON TECHNOLOGY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                      THREE MONTHS ENDED
                                                  -------------------------
                                                   MAR. 30,       MAR. 31,
                                                     2003          2002
                                                  --------       ---------

Net sales                                         $ 67,758       $ 46,205
Cost of sales                                       49,167         38,786
                                                  --------       --------
  Gross profit                                      18,591          7,419
                                                  --------       --------
Operating expenses:
  Research, development and engineering              7,550          9,564
  Selling, general and administrative               16,873         22,097
  Amortization of intangibles                        1,167          1,687
                                                  --------       --------
     Total operating expenses                       25,590         33,348
                                                  --------       --------
Loss from operations                                (6,999)       (25,929)
Loss on disposition of wet business                (10,257)          --
Interest and other income, net                       1,203              1
                                                  --------       --------
Loss before provision for income taxes             (16,053)       (25,928)
Benefit from income taxes                              (62)          (151)
                                                  --------       --------
Net loss                                          $(15,991)      $(25,777)
                                                  ========       ========
Net loss per share:
     Basic                                        $  (0.36)      $  (0.70)
     Diluted                                      $  (0.36)      $  (0.70)

Shares used in computing net loss per share:
     Basic                                          44,859         37,079
     Diluted                                        44,859         37,079